As filed with the Securities and Exchange Commission on October 25, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1585111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

James R. Heslop, II Executive Vice President and COO Middlefield Banc Corp. 15985 East High Street Middlefield , Ohio 44062-0035 (440) 632-1666	With a copy to: Francis X. Grady, Esq. Grady & Associates 20220 Center Ridge Road, Suite 300 Rocky River, Ohio 44116-3501 (440) 356-7255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
common stock, no par value	196,635	$26.12	$5,136,106	$661.53

(1)	This registration statement also covers any additional shares of common stock that may be offered and sold on account of stock splits, stock dividends, and similar changes in outstanding common stock, consistent with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(c) the price is based on the $26.12 average of the high and low prices of Middlefield Banc Corp common stock on October 21, 2013, within five business days before the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED             , 2013

PROSPECTUS

Middlefield Banc Corp.

196,635 shares of Common Stock

This prospectus has to do with 196,635 shares of our common stock, without par value, that may be offered for sale from time to time by the selling stockholder named in this prospectus. The shares of common stock may be sold at a fixed price or prices, at the prevailing market price at the time of sale, at a price related to the prevailing market price, at varying prices determined at the time of sale, or at a negotiated price or prices. The shares of common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholder directly to investors or to or through underwriters, dealers, or other agents. We will not receive any of the proceeds from the selling stockholder’s sale of shares. Registration of the shares of common stock offered by this prospectus does not necessarily mean that any of the shares will be sold by the selling stockholder. References in this prospectus to the selling stockholder shall be deemed to include permitted transferees of the selling stockholder as well.

Our common stock trades in the over-the-counter market under the ticker symbol MBCN. The last reported sale price of our common stock was $              on             , 2013. Our principal executive offices are located at 15985 East High Street, Middlefield, Ohio 44062-0035.

THE MIDDLEFIELD BANC CORP. COMMON STOCK OFFERED HEREBY IS NOT THE OBLIGATION OF OR GUARANTEED OR ENDORSED BY ANY BANK. IT DOES NOT CONSTITUTE A BANK ACCOUNT OR DEPOSIT. IT IS NOT FEDERALLY INSURED OR PROTECTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY.

INVESTMENT IN MIDDLEFIELD BANC CORP. COMMON STOCK INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. BEFORE INVESTING IN OUR COMMON STOCK YOU SHOULD READ CAREFULLY THE INFORMATION SET FORTH UNDER THE HEADING “RISK FACTORS,” WHICH APPEARS ON PAGE 2, AS WELL AS THE RISK FACTORS DESCRIBED IN OUR SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, OR ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. A REPRESENTATION TO THE CONTRARY WOULD BE A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2013

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, the terms “we,” “us,” “our”, “the Company,” “the Corporation,” “the Registrant” and “Middlefield” mean Middlefield Banc Corp., an Ohio corporation, and its wholly owned subsidiaries.

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission using the so-called shelf registration process. Under this shelf-registration process and by use of this prospectus, the selling stockholder may offer and sell from time to time an aggregate of up to 196,635 shares of our common stock. In some cases the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which the selling stockholder is offering and selling the stock. We may also add, update, or change in a prospectus supplement any information contained in this prospectus. Before making your investment decision you should carefully read this prospectus and any accompanying prospectus supplement, any post-effective amendments of the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely solely on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We and the selling stockholder have not authorized anyone to provide you with information or make any representation different from that contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date after the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations, and prospects may have changed since the respective dates of this prospectus, any accompanying prospectus supplement, or any information we have incorporated by reference.

SUMMARY

This summary does not contain all of the information you should consider before investing in any securities offered by this prospectus. You should read this entire prospectus and any applicable prospectus supplement carefully, including each of the documents incorporated by reference. For instructions about how to find copies of the documents incorporated by reference, see “Where You Can Find More Information.”

About Middlefield Banc Corp. Middlefield Banc Corp. is registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, having become the holding company of The Middlefield Banking Company on or about January 13, 1989. Our principal executive offices are located at 15985 East High Street, Middlefield, Ohio and our telephone number is (440) 632-1666. We conduct business primarily through our bank subsidiaries: The Middlefield Banking Company, a commercial bank chartered under Ohio law in 1901 and operating in northeastern Ohio, and Emerald Bank, also a commercial bank chartered under Ohio law, operating in central Ohio. Emerald Bank was established in June 2004 and acquired by Middlefield Banc Corp. on April 19, 2007.

In 2013 we obtained regulatory approval to merge Emerald Bank into The Middlefield Banking Company, which we expect will eliminate duplicate expenses and enhance operating efficiencies. We anticipate that the merger will be completed on or shortly after January 20, 2014. Although delay is possible, we currently do not anticipate any material delays in completion of the merger, and if any delays do occur we anticipate that they will be insignificant. We expect that the merger will have no impact on the business done by Emerald Bank. Emerald Bank’s two offices are located in Franklin County in central Ohio. After the merger, those two offices will be branches of The Middlefield Banking Company.

We engage in a general commercial banking business in northeastern Ohio and in central Ohio, serving small and medium-sized businesses, professionals, small business owners, and retail customers with checking, savings, and negotiable order of withdrawal (NOW) accounts, money market accounts, time certificates of deposit, commercial loans, real estate loans, and various types of consumer loans, safe deposit facilities, and travelers’ checks. We offer online banking and bill payment services to individuals and online cash management services to business customers through websites at www.middlefieldbank.com and www.emeraldbank.com. Our business loans include operational and working capital loans, loans to finance capital purchases, term business loans, selected guaranteed or subsidized loan programs for small businesses, professional loans, and commercial mortgage loans. We also offer residential construction loans, residential mortgage loans, home equity loans for home improvement and other personal expenditures, and consumer installment loans for the purchase of vehicles and for other purposes. In northeastern Ohio we have eight offices: one in Orwell in Ashtabula County, one in Cortland in Trumbull County, an office in Garrettsville and an office in Mantua in Portage County, and four offices in Geauga County: two in Middlefield, one in Chardon and one in Newbury. In central Ohio we have two offices, both in Franklin County, including one in Dublin and one in Westerville.

We also operate an asset resolution subsidiary, EMORECO, Inc., which maintains, manages, and holds for sale nonperforming loans as well as real estate acquired by the bank subsidiary as a result of borrower default on real-estate secured loans.

RISK FACTORS

Investing in our shares involves significant risks. If you are considering purchasing or selling our shares, you should consider (x) the risks described under the heading “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K and (y) any risks described under the heading “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q filed with the SEC after we filed our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. You should also carefully consider the cautionary statements under the heading “Cautionary Note About Forward-Looking Statements.”

Because of regulatory criticisms of our banking practices relating to capital, asset quality, compliance, and other issues, we have made commitments to or entered into agreements with the Federal Reserve Bank of Cleveland, the FDIC, and the Ohio Division of Financial Institutions, for example committing to maintain total risk-based capital of at least 12% and leverage capital of at least 7.25%, both at Middlefield Banc Corp. and at The Middlefield Banking Company, committing to make improvements in our consumer compliance management systems, and agreeing to specified improvements in our information technology and information security processes. We are taking the actions that we believe are necessary to correct the conditions that led to the regulatory criticisms, seeking to satisfy all of the terms of our regulatory commitments and agreements. But as long as those commitments and agreements remain in effect we will be subject to enhanced regulatory scrutiny. We expect that the enhanced minimum capital requirements will apply for the foreseeable future. If the conditions that led to the regulatory criticisms are not corrected or if other factors lead the state or Federal bank regulatory authorities to take action, we could become subject to formal supervisory enforcement actions by the Federal Reserve Bank of Cleveland, by the FDIC, or by the Ohio Division of Financial Institutions. Additional information concerning applicable regulatory limitations and commitments and agreements we have entered into with state and Federal bank regulatory agencies is contained in the documents incorporated herein by reference. For more information, see “Information Incorporated by Reference.”

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements (as defined in section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934) about Middlefield Banc Corp. and subsidiaries. Information incorporated in this document by reference, future filings by Middlefield Banc Corp. on Form 10-K, Form 10-Q, and Form 8-K, and future oral and written statements by Middlefield Banc Corp. and its management may also contain forward-looking statements. Forward-looking statements include statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” and “plan” are intended to identify these forward-looking statements.

Forward-looking statements are based on current data and assumptions about operating and financial results, the local, regional, and national economy, and other information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in or implied by our forward-looking statements. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include the factors we discuss immediately below, other factors discussed in our filings with the Securities and Exchange Commission, and those presented elsewhere from time to time. Many of the risks and uncertainties are beyond our control. The following factors could cause our operating and financial performance to differ materially from the plans, objectives, assumptions, expectations, estimates, and intentions expressed in forward-looking statements:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in deterioration in the credit quality of our loan assets, among other things

•	the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest-rate policies of the Federal Reserve Board

•	inflation, interest rate, market, and monetary fluctuations

•	the development and acceptance of new products and services of Middlefield Banc Corp. and subsidiaries and the perceived overall value of these products and services by users, including the features, pricing, and quality compared to competitors’ products and services

•	the willingness of users to substitute our products and services for those of competitors

•	the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities, and insurance)

•	changes in consumer spending and saving habits

Forward-looking statements are based on our beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You should exercise caution because we cannot give any assurance to you that our beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF PROCEEDS

The selling stockholder identified in this prospectus will receive all of the proceeds from the sale of shares offered by this prospectus. We will receive none.

PLAN OF DISTRIBUTION

The 196,635 shares of our common stock offered by this prospectus were originally issued to the selling stockholder in April of 2012. The shares were issued to the selling stockholder in a private placement that was exempt from the registration requirements of the Securities Act of 1933. As part of the sale we agreed to register the shares for resale under the Securities Act of 1933. This prospectus forms part of the registration statement that we filed with the SEC to enable resale of the shares by the selling stockholder. We also agreed to maintain the effectiveness of the registration statement of which this prospectus is a part.

The selling stockholder may use this prospectus to offer and sell the shares from time to time, but we cannot assure you that the selling stockholder will sell any of the shares offered hereby. The selling stockholder may offer the shares for sale through brokers, dealers, or agents. The brokers, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder or from the purchasers of the shares. The shares may be sold on any national securities exchange or quotation service on which the shares are listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions, or otherwise. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholder may use any one or more of the following methods for the offer and sale of the shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

•	block trades in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed at the time of sale

•	privately negotiated transactions

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share

•	through the writing or settlement of options or other hedging transactions, regardless of whether the options are listed on an options exchange

•	one or more underwritten offerings on a firm-commitment or best-efforts basis

•	sales made in reliance on the SEC’s Rule 144

•	sales that are otherwise exempt by section 4 of the Securities Act of 1933 from registration under that statute

•	a combination of methods of sale

•	any other method permitted by applicable law

The selling stockholder may engage broker-dealers to participate in sales. A broker-dealer engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed those that are customary in the types of transactions involved, if permitted by applicable law. Any broker-dealer or agent participating in the distribution of the shares may be deemed to be an underwriter within the meaning of section 2(11) of the Securities Act of 1933. Any commissions paid to or any discounts or concessions allowed to any such broker-dealer or agent and any profit on the resale of the shares purchased by the broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in the short sale (provided the short sale is entered into after the effective date of the registration statement of which this prospectus is a part). The selling stockholder may also loan or pledge shares of common stock to broker-dealers, which may in turn sell the shares. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities requiring the delivery to the broker-dealer or other financial institution of shares offered by this prospectus. As discussed below, any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we disclose the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock. If the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may be permitted to offer and sell shares of common stock from time to time under a supplement or amendment to this prospectus that lists the pledgee, transferee, or other successors in interest as selling stockholder. The selling stockholder also may transfer and donate the shares in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and other persons participating in the sale or distribution of the securities are responsible for complying with the anti-manipulation provisions and other applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including the SEC’s Regulation M. Regulation M could have an impact on the timing of purchases and sales of the securities offered by this prospectus. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling stockholder and affiliates of the selling stockholder. These restrictions could affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

The selling stockholder has informed us that the selling stockholder does not have any written or oral agreement or understanding with any person to distribute the shares of common stock. If we are notified in writing by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, in accordance with SEC Rule 424(b) under the Securities Act of 1933. The supplement will disclose (1) the name of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which the shares were sold, (4) the commissions paid or discounts or concessions allowed to the broker-dealer(s), if applicable, (5) that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock offered by this prospectus may be sold solely through broker or dealers that are registered or licensed in those states. In addition, in some states the shares may not be sold unless the shares are registered or qualified for sale in those states or unless an exemption from registration or qualification is available and the shares and the manner of their sale are in compliance with the exemption.

We will receive none of the proceeds from sales by the selling stockholder. We will bear all fees and expenses for the registration, including SEC filing fees and expenses of compliance with state securities or blue sky laws, but we are not responsible for discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for the selling stockholder. We will indemnify the selling stockholder against liabilities under the Securities Act of 1933, and we agreed to contribute to payments that the selling stockholder may be required to make as a result of liabilities arising under the Securities Act of 1933.

DESCRIPTION OF COMMON STOCK

Common stock without par value is our only class of capital stock. The following summary of the terms of our common stock does not purport to be a complete statement of the rights of our stockholders. This summary is qualified in its entirety by reference to our Second Amended and Restated Articles of Incorporation and our regulations, which are incorporated by reference herein, and to the relevant provisions of Ohio law.

Authorized shares. Our authorized capital stock consists of 10,000,000 common shares, without par value. There were 2,026,568 shares outstanding on September 30, 2013, held of record by approximately 1,051 stockholders.

Dividends. Stockholders of an Ohio corporation are entitled to dividends when, as, and if declared by the corporation’s board of directors. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends paid by our subsidiaries.

Voting. Each share of our common stock is entitled to one vote on all matters submitted to stockholders for consideration.

Number and election of directors. The articles of incorporation or regulations of an Ohio corporation determine the authorized number of the corporation’s directors, but there generally must be at least three directors. Our regulations provide that the authorized number of directors may be fixed or changed within a range of five to 25 either by the board or – at an annual meeting – by the affirmative vote of holders of a majority of the voting power of the shares represented at the meeting. Directors are elected by plurality vote, meaning the director nominees receiving the greatest number of votes are elected. Directors may be elected by stockholders at annual meetings only. Stockholders do not have the right to vote cumulatively in the election or removal of directors.

Classification of the board and director terms. An Ohio corporation’s articles of incorporation or regulations may provide for the classification of directors into either two or three classes, but each class must consist of at least three directors and none of the classes may have a term exceeding three years. Our board is divided into three classes of directors, each class serving a three-year term.

Nomination of directors. Our regulations impose restrictions on stockholders’ power to nominate individuals for election as director. Nominations that are not made in accordance with these provisions may be disregarded. A stockholder’s director nomination must be in writing and it must include –

•	the name and address of each proposed nominee

•	the principal occupation of the nominee

•	the name and residence address of the stockholder making the nomination

•	the number of shares beneficially owned by the stockholder

The regulations also require the stockholder making the director nomination to affirm that he or she will appear in person or by proxy at the annual meeting to nominate his or her director candidate. Additionally, the stockholder must provide the nominee’s signed consent to serving as a director, along with any other information about the nominee required by the SEC’s proxy statement disclosure rules. If the stockholder’s director nomination is made as the result of an arrangement or understanding between or among the stockholder making the director nomination, the director nominee, and any other person, the arrangement or understanding must also be disclosed to us by the stockholder. Stockholder nominations must be received by our Secretary at least 60 but no more than 120 days before the date in the current year corresponding to the mailing date of our proxy statement in the preceding year. But if the current year’s annual meeting date is changed by more than 30 days from the preceding year’s annual meeting date, the stockholder’s director nomination will be considered timely if it is received by the Secretary a reasonable time – no fewer than 30 days – before we mail our proxy statement for the current year’s annual meeting.

Board vacancies. Consistent with the Ohio General Corporation Law, in the case of a board vacancy our regulations provide that the remaining directors may fill the vacancy by majority vote, including a vacancy created by a director’s death, resignation, or removal or by expansion of the board’s size or a vacancy that exists because stockholders fail to elect the whole authorized number of directors.

Removal of directors. Article III, section 5 of our regulations provides that stockholders may remove a director solely for cause.

Stockholder meetings. Our regulations provide in Article I, section 2 that a special meeting may be called by the Chairman of the Board, by the President, by the board acting at a meeting, by a majority of directors acting without a meeting, or by stockholders holding at least 25% of our shares. The request for a special meeting must be in writing delivered to the President or the corporate Secretary and it must state the purpose for which the meeting is to be held. Our regulations contain in Article I, section 8 detailed rules governing the conduct of business at a meeting, whether the meeting is an annual or special meeting. Among other things, these rules affirm the presiding officer’s authority to determine who, other than stockholders, may attend the meeting and the presiding officer’s authority to control the conduct of the meeting, including the authority to remove a disruptive stockholder. Article I, section 8 also outlines the procedure to be followed by a stockholder who wishes to propose business for consideration and vote at a meeting.

If a stockholder fails to abide by the Article I, section 8 procedures for presenting business for stockholders’ consideration and vote, the stockholder’s proposed action will not be considered. Specifically, the stockholder must give timely notice, meaning the stockholder’s notice must be received by the Secretary at least 60 but no more than 120 days before the date in the current year corresponding to the date of mailing of the proxy statement in the preceding year. But if the current year’s annual meeting date is changed by more than 30 days from the preceding year’s annual meeting date, the stockholder’s notice will be considered timely if it is received by the Secretary a reasonable time – no fewer than 30 days – before we mail the proxy statement for the current year’s annual meeting. Identical deadlines apply to stockholders’ director nominations. The stockholder’s notice also must include –

•	a description in reasonable detail of the business being proposed by the stockholder and the reasons for conducting that business at the meeting

•	the name and address of the stockholder making the proposal (and of the beneficial owner, if any, on whose behalf the proposal is made)

•	the number of shares owned beneficially and of record by the stockholder (and by the beneficial owner, if any, on whose behalf the proposal is made)

•	any material interest of the stockholder (and the beneficial owner, if any, on whose behalf the proposal is made) in the business being proposed

Special voting requirements. Our articles of incorporation contain special voting provisions that could have the effect of preventing, delaying, or making more costly a change in control not first approved by the board. Article Sixth of our articles of incorporation applies to two-step acquisition transactions involving acquisition of a significant ownership interest in a first step at one price, followed by use of that ownership position to acquire the remaining ownership interest at a lesser price in a second step. Article Sixth imposes a special voting requirement for approval of a business combination involving any person or entity that owns 10% or more of our shares, referred to in Article Sixth as an “interested party.” Specifically, the special voting requirement is approval of (x) two thirds of the shares outstanding and entitled to vote and (y) a majority of shares other than those held by the interested party. A business combination is any of the following transactions –

•	a merger or consolidation

•	a sale, lease, mortgage, pledge, transfer or other disposition of all or substantially all of our assets

•	a reclassification of securities (including a reverse stock split) or recapitalization

•	issuance or transfer of 5% or more of our outstanding shares to a corporation, person or other entity

•	adoption of a plan for liquidation or dissolution.

The special voting requirements of Article Sixth do not apply if (x) the transaction is approved by the board before or at the same time the person or entity becomes the owner of 10% or more of the shares, or (y) if the board approves the transaction by a vote of two thirds of its members and a majority of the so-called continuing directors, and if the per share price to be paid in the transaction by the interested party is an amount in cash equal to or greater than the highest price paid by the interested party for its shares. A continuing director is one who was a director before the interested party became the owner of 4% of the shares. A person recommended by a majority of continuing directors to succeed a continuing director would also be considered a continuing director. Article Sixth creates incentive for an acquiror to negotiate the terms of an acquisition directly with the board before the acquiror becomes a significant stockholder. Bypassing board approval can have adverse consequences, such as a greater stockholder approval threshold, a requirement to pay a greater price than the acquiror might otherwise be willing to pay, potential resistance by the board, increased potential for delays, and potentially greater transaction costs.

Amendment of articles of incorporation. An Ohio corporation’s articles of incorporation may be amended by the affirmative vote of two thirds of the shares entitled to vote on the proposal. However, the corporation’s articles of incorporation may instead impose a different approval threshold, but never less than a majority of the shares entitled to vote. Our articles of incorporation permit amendment by a majority of the voting power, except that Article Sixth alone may be amended solely by adherence to the special voting requirements discussed above.

Amendment of regulations. By the affirmative vote of a majority of shares entitled to vote, stockholders of an Ohio corporation may amend the regulations or adopt revised regulations. Stockholders may amend the regulations without a meeting by the affirmative vote of the holders of two thirds of the shares entitled to vote on the proposal. An Ohio corporation’s articles of incorporation or regulations may change the required stockholder vote but may not allow approval by less than a majority of the voting power. Our articles of incorporation provide that the regulations may be amended by the affirmative vote of stockholders entitled to exercise a majority of the voting power if and only if the board first approves the amendment. Otherwise, the affirmative vote of stockholders entitled to exercise two thirds of the voting power is necessary.

Preemptive rights. Our articles of incorporation explicitly provide that stockholders do not have preemptive rights. If a corporation’s stockholders have preemptive rights, this means the corporation must first give to stockholders the opportunity to purchase shares in proportion to their current holdings at a fixed price before the corporation may offer the shares for sale to the public.

Liquidation rights. If a liquidation, dissolution, or winding up occurs, each stockholder would be entitled to share ratably – in proportion to the number of shares held – in the net assets legally available for distribution to stockholders after payment in full or provision for payment of all amounts required to be paid to creditors.

Personal liability of directors. A director will not be considered to have violated his or her fiduciary duties to the corporation or its stockholders under the Ohio General Corporation Law unless it is proved by clear and convincing evidence that the director did not act (x) in good faith, (y) in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or (z) with the care that an ordinarily prudent person in a like position would have used under similar circumstances. Additionally, a director is personally liable if and only if it is proved by clear and convincing evidence that the director’s act or omission occurred with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests. Under limited circumstances stated in section 1701.95 of the Ohio General Corporation Law however, a director of an Ohio corporation can be absolutely liable to the corporation, for example if the director votes in favor of an illegal dividend.

Changes in control. A number of provisions within our articles of incorporation and regulations could have the effect of preventing, delaying, or making more costly a change in control, whether the change in control is undertaken by a tender offer, a proxy contest, open-market purchases, or otherwise in a transaction not first approved by the board of directors. The provisions having an anti-takeover impact could discourage altogether a takeover attempt that is not first approved by our board of directors, even though individual stockholders might consider a takeover to be in stockholders’ best interests and even though a takeover might involve payment of a substantial premium to stockholders over the prevailing stock price. Accordingly, stockholders who wish to benefit from a takeover or takeover attempt might not have the opportunity to do so. These provisions could also make removal of directors and management more difficult. Provisions in our articles of incorporation and regulations that could reduce our vulnerability to takeover attempts that are not first negotiated with and approved by the board of directors and that could have an anti-takeover impact include these –

•	the board of directors may issue additional authorized shares of common stock to deter future attempts to gain control

•	the classification of the board into three classes serving staggered terms of three years each is intended to provide for board continuity but it could have the effect of making it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board without the consent of the incumbent board of directors

•	the articles of incorporation do not allow for cumulative voting. Multiplying a stockholder’s voting power in the election of directors and allowing the stockholder to distribute votes among candidates as the stockholder chooses, cumulative voting can be used by minority stockholders to gain representation on a board

•	the regulations provide that stockholders may elect directors at annual meetings only

•	the regulations also impose procedural requirements stockholders must abide by to propose business for stockholders’ consideration and vote at a meeting or to nominate director candidates

•	the regulations cannot be amended unless two thirds of the shares are voted in favor of amendment, but a mere majority may approve an amendment that is first approved by the board of directors

•	special voting requirements apply under Article Sixth of the articles of incorporation to business combinations involving holders of 10% or more of the shares

Ohio Control Share Acquisition Statute. Known as the Ohio Control Share Acquisition Act, section 1701.831 of the Ohio Revised Code imposes notice and informational filing and special stockholder meeting requirements and voting procedures in order for a control share acquisition to occur. The term control share acquisition means an acquisition of shares that would entitle the acquirer to exercise or direct the voting power in the election of directors within any of the following ranges: (1) one-fifth or more but less than one-third of the voting power, (2) one-third or more but less than a majority of the voting power, or (3) a majority of the voting power. The Ohio Control Share Acquisition Act applies solely to so-called issuing public corporations. The term issuing public corporation is defined in the statute as an Ohio corporation with 50 or more stockholders and that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio. Assuming the party proposing a control share acquisition complies with the notice and information filing requirements of the statute, the proposed control share acquisition may occur if at a duly convened special meeting of stockholders the acquisition is approved by both –

•	a majority of the voting power of the corporation represented in person or by proxy at the meeting

•	a majority of the voting power of stockholders other than (1) the acquiring stockholder, (2) officers of the corporation elected or appointed by the directors of the corporation, (3) employees of the corporation who are also directors of the corporation, and (4) persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

Ohio Merger Moratorium Statute. Known as the Ohio Merger Moratorium Act, Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors. The specified business combination transactions are prohibited for at least three years after the person becomes a 10% owner, unless the issuing public corporation’s board of directors approves either the business combination transaction itself or the acquisition resulting in the person becoming a 10% owner. Board approval must, however, occur before the person becomes a 10% owner. For three years after the person becomes a 10% owner the following transactions between the corporation and the 10% owner are prohibited –

•	mergers and similar transactions

•	the purchase, lease, sale, or other transaction involving corporate assets with a fair market value exceeding thresholds specified in the statute

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares

•	a voluntary dissolution

•	a transaction increasing the 10% owner’s proportionate ownership of the corporation

•	other transactions providing to the 10% owner a benefit that is not shared proportionately by all stockholders

After the three-year period, transactions between the corporation and the 10% owner are permitted if (x) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors and by a majority of the outstanding shares other than those of the 10% owner or (y) the business combination results in stockholders other than the interested stockholder receiving the fair market value for their shares, with fair market value being determined according to the method specified in the statute.

Other provisions of Ohio law. Section 1701.59(E) of the Ohio General Corporation Law explicitly allows an Ohio corporation’s board to consider constituencies other than stockholders, for example in the board’s deliberations about a potential change in control. The board may consider the social, legal, and economic consequences of a change in control on employees and customers and on the communities served by the corporation, in addition to considering the interests of stockholders.

Under the “anti-greenmail” provision of Ohio securities law section 1707.043, a public corporation formed in Ohio may recover profits a stockholder makes from sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either –

•	that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation

•	that his purpose was not to increase any profit or decrease any loss in the stock.

Also, the corporation may not obtain any recovery unless the aggregate amount of the profit realized by the stockholder exceeds $250,000. Any other stockholder may bring an action on behalf of the corporation if the corporation refuses to bring an action to recover these profits. The party bringing an action may recover attorneys’ fees if the court having jurisdiction over the action orders recovery of profits.

SELLING STOCKHOLDER

Selling stockholder. The selling stockholder is Eric D. Hovde. The selling stockholder’s 196,635 shares constitute approximately 9.7% of the shares of our common stock. To the best of our knowledge, the selling stockholder and affiliates own no shares of our common stock other than the 196,635 shares offered by this prospectus. As explained under the subheading “Background of our issuance of shares to the selling stockholder,” below, if the selling stockholder and affiliates acquire additional shares and increase their ownership to 10% or more of our common stock, whether acquiring the shares on the open market or from us, we will become subject to restrictions discussed under that subheading.

Of the 196,635 shares being offered by means of this prospectus, the selling stockholder may offer and sell any or all of the shares in any of the types of transactions described under the caption “Plan of Distribution.” We do not know when or in what amounts the selling stockholder may offer shares for sale. It is possible that the selling stockholder will not sell any of the shares. Because the selling stockholder may sell all of the shares, some of the shares, or none of the shares, and because we have been advised by the selling stockholder that there currently are no agreements, arrangements, or understandings for the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering.

Except for the selling stockholder’s acquisition of shares from us, which occurred in April of 2012, the selling stockholder has not within the past three years had any position, office, or other material relationship with us. By the terms of the agreement under which we issued shares to the selling stockholder, however, the selling stockholder obtained the right to designate one person to serve as a director of Middlefield Banc Corp. and as a director of our subsidiary banks. That designee, Mr. Joseph J. Thomas, was appointed in February of 2013 and is currently serving as a director in the class whose term expires at the annual meeting in 2015. Directors and executive officers who were serving in those capacities when the selling stockholder’s director designee was appointed are required to vote in favor of the director designee at any meeting at which the designee stands for election.

By offering shares using this prospectus the selling stockholder and any brokers, dealers, or agents participating in the distribution of the shares may be deemed to be underwriters, as that term is used in the Securities Act of 1933. Please refer to the caption “Plan of Distribution” for additional information.

Background of our issuance of shares to the selling stockholder. The 196,635 shares of our common stock offered by this prospectus were originally issued to the selling stockholder in a private placement that was exempt from the registration requirements of the Securities Act of 1933. The private placement began in 2010. We sold a total of 348,105 shares in the private placement, selling 138,150 shares in 2011, followed by a sale of 93,050 shares on April 17, 2012 to the selling stockholder and a sale of another 103,585 shares to the selling stockholder on April 30, 2012. The private placement concluded on March 8, 2013 with a sale of 13,320 shares to an institutional investor, completing the sale to that investor under the terms of a subscription agreement it entered into in August of 2011. All sales in the private placement occurred at $16 per share. We made offers and sales solely to those qualifying as accredited investors, as defined in Rule 501 of the SEC’s Regulation D. Our sale of shares was exempt from registration under the Securities Act of 1933 because we relied on the private placement exemption in section 4 of that statute and on Rule 506 of Regulation D. Of the 348,105 shares sold in the private placement, we agreed to register for resale solely the 196,635 shares sold to the selling stockholder.

Our sale of 196,635 shares to the selling stockholder occurred according to the terms of an August 15, 2011 Stock Purchase Agreement with Bank Opportunity Fund LLC, an affiliate of the selling stockholder. As amended by amendments one through six, the Stock Purchase Agreement allowed Bank Opportunity Fund LLC to acquire up to 24.99% of our common stock, assuming all necessary approvals of stockholders and federal and state bank regulatory authorities had first been obtained and assuming all conditions specified in the Stock Purchase Agreement had been satisfied or waived. At the same time we entered into the Stock Purchase Agreement we and the directors and executive officers of Middlefield Banc Corp. also entered into a Purchaser’s Rights and Voting Agreement with Bank Opportunity Fund LLC. The Purchaser’s Rights and Voting Agreement affirmed the right of Bank Opportunity Fund LLC to designate a director of Middlefield Banc Corp. and its subsidiary banks and the obligation of our directors and executive officers to vote in favor of the director designee at any meeting at which the designee stands for election.

In 2011 Bank Opportunity Fund LLC began the process of obtaining regulatory clearance for the acquisition of up to 24.99% of our common stock. On or about January 14, 2013 the Ohio Division of Financial Institutions and the Federal Reserve Bank of Cleveland granted to Bank Opportunity Fund LLC regulatory clearance to acquire up to 24.99% of our stock. The regulatory clearances were granted subject to conditions, however, including the condition that the shares be held by the selling stockholder rather than by Bank Opportunity Fund LLC. The regulatory clearance granted by the Ohio Division of Financial Institutions includes conditions that would have a direct impact on us if the shares held by Bank Opportunity Fund LLC and affiliates, including the selling stockholder, were to equal or exceed 10% of our common stock. Specifically, for three years after Bank Opportunity Fund LLC and affiliates become an owner of 10% or more of our stock we would have to obtain advance approval of the Ohio Division of Financial Institutions for The Middlefield Banking Company to pay a dividend to us, and for 12 months we would have to obtain advance written approval of the Ohio Division of Financial Institutions for any changes in the composition of our board or executive management.

When regulatory clearance was obtained on January 14, 2013, the selling stockholder had already acquired 196,635 shares (at the time constituting approximately 9.9% of our stock), purchasing the shares in April of 2012 with the expectation that those shares would later be transferred to Bank Opportunity Fund LLC after regulatory clearance is obtained. Although we disclosed in a Form 8-K Current Report filed with the SEC on January 18, 2013 that sale of additional shares under the terms of the Stock Purchase Agreement will not occur, if the selling stockholder and affiliates nevertheless increase their ownership to 10% or more of our common stock, whether acquiring the shares on the open market or otherwise, we will become subject to the restrictions under the terms of the regulatory clearance granted by the Ohio Division of Financial Institutions.

We agreed in the Stock Purchase Agreement to register for resale all shares sold under that agreement, agreeing to file with the SEC under the Securities Act of 1933 a registration statement for the offer and sale of the shares. This prospectus forms a part of the registration statement that we filed with the SEC to enable resale of the shares by the selling stockholder. We also agreed to use reasonable best efforts to cause the registration statement to be declared effective and to keep it continuously effective and in compliance with the Securities Act of 1933 until the shares issued to the selling stockholder are sold, or until the shares may be sold by the selling stockholder in reliance on SEC Rule 144 without limitation on the volume or manner of sale, or until the shares cease to be outstanding, or until the shares are sold in a private transaction in which the transferee does not acquire the transferor’s rights under the Stock Purchase Agreement. By assignment from Bank Opportunity Fund LLC, the selling stockholder acquired the rights of that affiliated entity under the Stock Purchase Agreement, as amended by amendments one through six, including the right to have us register for resale all of the 196,635 shares and the right to designate a director for service on our board and on the board of The Middlefield Banking Company. References throughout this prospectus to the selling stockholder mean Eric D. Hovde and any affiliate of Mr. Hovde to whom or to which he may transfer both some or all of the 196,635 shares and the right to have us register the shares for resale.

For additional information concerning the issuance of shares to the selling stockholder, including the terms of the August 15, 2011 Stock Purchase Agreement, as amended by amendments one through six, and the terms of the Amended and Restated Purchaser’s Rights and Voting Agreement, as amended, you should refer to the reports that we filed with the SEC, including exhibits to those reports, specifically the following –

(1) the Form 8-K Current Report that we filed with the SEC on August 18, 2011,

(2) the August 15, 2011 Stock Purchase Agreement between Middlefield Banc Corp. and Banc Opportunity Fund LLC (exhibit 10.26 to the Form 8-K Current Report filed on August 18, 2011),

(3) the First, Second, Third, and Fourth Amendments of the Stock Purchase Agreement (exhibits 10.26.1, 10.26.2, 10.26.3, and 10.26.4 to our Form 10-K Annual Report for the year ended December 31, 2011),

(4) the Form 8-K Current Report that we filed with the SEC on March 27, 2012,

(5) the Form 8-K Current Report that we filed with the SEC on April 23, 2012,

(6) the Fifth Amendment of the Stock Purchase Agreement and the Amended and Restated Purchaser’s Rights and Voting Agreement (exhibits 10.26.6 and 10.28 to the Form 8-K Current Report filed on April 23, 2012),

(7) the Form 8-K Current Report that we filed with the SEC on May 4, 2012,

(8) the Form 8-K Current Report that we filed with the SEC on August 7, 2012,

(9) the Form 8-K Current Report that we filed with the SEC on August 24, 2012,

(10) the Sixth Amendment of the Stock Purchase Agreement and the Amendment of the Amended and Restated Purchaser’s Rights and Voting Agreement (exhibits 10.26.7 and 10.28.1 to the Form 8-K Current Report filed with the SEC on August 24, 2012),

(11) Note 7, captioned “Common Stock Issuance,” of the Notes to Unaudited Consolidated Financial Statements included in our Form 10-Q Quarterly Report for the quarter ended September 30, 2012, filed with the SEC on November 8, 2012,

(12) the Form 8-K Current Report that we filed with the SEC on January 18, 2013,

(13) the Form 8-K Current Report that we filed with the SEC on February 28, 2013,

(14) Note 18, captioned “Common Stock Offering,” of the Notes to Consolidated Financial Statements accompanying the Consolidated Financial Statements of the Company and subsidiaries as of and for the year ended December 31, 2012, included in Exhibit 13 of the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 13, 2013.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for Middlefield Banc Corp. by Grady & Associates, 20220 Center Ridge Road, Suite 300, Rocky River, Ohio 44116-3501.

EXPERTS

The consolidated financial statements of Middlefield Banc Corp. appearing or incorporated by reference in the Annual Report of Middlefield Banc Corp. on Form 10-K have been audited by S.R. Snodgrass, A.C., independent certified public accountants, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Securities Exchange Act of 1934, we file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The reports, proxy statements, and other information, and the registration statement of which this prospectus is a part may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy statements, information statements, and other information regarding issuers that, like Middlefield Banc Corp., file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus is part of a Form S-1 registration statement that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete. In each instance, we refer you to the copy of the exhibit document.

Our internet address is www.middlefieldbank.com. Through our web site we make available free of charge the reports and documents that we file with the SEC, including our Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Current Reports, and proxy statements. The information on or accessible through web site is not incorporated by reference in and does not constitute part of this prospectus, however.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we may disclose important information to you by referring you to the documents that we filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed furnished in accordance with SEC rules. The documents we incorporate by reference are these –

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 13, 2013

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 9, 2013

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the SEC on August 7, 2013

•	Our Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of stockholders, filed with the SEC on April 8, 2013

•	Our Current Reports on Form 8-K filed with the SEC on –

•	January 16, 2013

•	January 18, 2013

•	January 28, 2013

•	February 28, 2013

•	March 8, 2013

•	April 17, 2013

•	April 23, 2013

•	May 15, 2013

•	May 17, 2013

•	June 24, 2013

•	August 5, 2013

A description of our capital stock appears in this prospectus under the caption “Description of Common Stock.”

You may request a copy of any of our SEC filings at no cost, by telephoning the Corporate Secretary, Kathleen M. Johnson, or the Chief Financial Officer, Donald L. Stacy, at (440) 632-1666, or by writing to them at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062-0035.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Middlefield Banc Corp.’s regulations authorize indemnification of officers and directors, including indemnification for liabilities arising under the Securities Act of 1933. The indemnification rights set forth in the regulations and the Ohio General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of our directors’ and officers’ liability insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. Lastly, we have entered into indemnification agreements with directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Middlefield Banc Corp, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses for the issuance and distribution of the shares of common stock being offered hereby are as follows –

SEC Registration Fee	$661.53
Printing and mailing expenses (estimated)	5,000.00
Blue sky registration fees (estimated)	2,000.00
Accounting fees and expenses (estimated)	3,000.00
Legal fees and expenses (estimated)	10,000.00
Miscellaneous expenses	1,000.00

Total	$21,661.53

Item 14.	Indemnification of Directors and Officers.

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b) Indemnification under Middlefield Banc Corp.’s Regulations

Middlefield Banc Corp.’s regulations contain the following provision having to do with indemnification of directors and officers:

“ARTICLE VIII

INDEMNIFICATION AND INSURANCE

“SECTION 1 - INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

“SECTION 2 - INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

“SECTION 3 - AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person.”

(c) Indemnification under private indemnification agreements

Directors and executive officers of Middlefield Banc Corp. entered into indemnification agreements with Middlefield Banc Corp. The indemnification agreements allow the directors and officers to select the most favorable indemnification rights provided under (1) Middlefield Banc Corp.’s articles of incorporation and regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s or officer’s role as Middlefield Banc Corp.’s director, officer, employee, agent or when serving as Middlefield Banc Corp.’s representative with another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred, subject to the obligation to repay those advances if the director or officer is later determined to be not entitled to indemnification. A form of the indemnification agreement is included as Exhibit 99.1 to the Form 10 Registration Statement, Amendment No. 1, filed by Middlefield Banc Corp. on June 14, 2001 and is incorporated herein by this reference.

(d) Insurance

Middlefield Banc Corp. has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 15.	Recent Sales of Unregistered Securities

In a private stock offering that began in 2010, we sold a total of 348,105 shares, selling 44,750 shares in the first and second quarters of 2011, 93,400 shares in August of 2011, 93,050 shares on April 17, 2012, 103,585 shares on April 30, 2012, and 13,320 shares on March 8, 2013. All sales in the private placement were for cash of $16 per share. We made offers and sales solely to those qualifying as accredited investors, as defined in Rule 501 of the SEC’s Regulation D. Our sale of shares was exempt from registration under the Securities Act of 1933 because we relied on the private placement exemption in section 4 of that statute and on Rule 506 of Regulation D. For its assistance with the sale of shares, we paid to the placement agent commissions of approximately $365,000.

For additional information concerning the private stock offering, we refer to the reports that we filed with the SEC, including exhibits to those reports, specifically the following –

(1) the Form 8-K Current Report that we filed with the SEC on August 18, 2011,

(2) the August 15, 2011 Stock Purchase Agreement between Middlefield Banc Corp. and Banc Opportunity Fund LLC (exhibit 10.26 to the Form 8-K Current Report filed on August 18, 2011),

(3) the First, Second, Third, and Fourth Amendments of the Stock Purchase Agreement (exhibits 10.26.1, 10.26.2, 10.26.3, and 10.26.4 to our Form 10-K Annual Report for the year ended December 31, 2011),

(4) the Form 8-K Current Report that we filed with the SEC on March 27, 2012,

(5) the Form 8-K Current Report that we filed with the SEC on April 23, 2012,

(6) the Fifth Amendment of the Stock Purchase Agreement and the Amended and Restated Purchaser’s Rights and Voting Agreement (exhibits 10.26.6 and 10.28 to the Form 8-K Current Report filed on April 23, 2012),

(7) the Form 8-K Current Report that we filed with the SEC on May 4, 2012,

(8) the Form 8-K Current Report that we filed with the SEC on August 7, 2012,

(9) the Form 8-K Current Report that we filed with the SEC on August 24, 2012,

(10) the Sixth Amendment of the Stock Purchase Agreement and the Amendment of the Amended and Restated Purchaser’s Rights and Voting Agreement (exhibits 10.26.7 and 10.28.1 to the Form 8-K Current Report filed on August 24, 2012),

(11) Note 7, captioned “Common Stock Issuance,” of the Notes to Unaudited Consolidated Financial Statements included in our Form 10-Q Quarterly Report for the quarter ended September 30, 2012, filed with the SEC on November 8, 2012,

(12) the Form 8-K Current Report that we filed with the SEC on January 18, 2013,

(13) the Form 8-K Current Report that we filed with the SEC on February 28, 2013,

(14) Note 18, captioned “Common Stock Offering,” of the Notes to Consolidated Financial Statements accompanying the Consolidated Financial Statements of the Company and subsidiaries as of and for the year ended December 31, 2012, included in the 2012 Annual Report to Shareholders and incorporated herein by reference.

Item 16.	Exhibits and Financial Statement Schedules

exhibit number	description	location

3.1	Second Amended and Restated Articles of Incorporation of Middlefield Banc Corp., as amended	Incorporated by reference to Exhibit 3.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, filed on March 29, 2006

3.2	Regulations of Middlefield Banc Corp.	Incorporated by reference to Exhibit 3.2 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

4.0	Specimen stock certificate	Incorporated by reference to Exhibit 4 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

4.1	Amended and Restated Trust Agreement, dated as of December 21, 2006, between Middlefield Banc Corp., as Depositor, Wilmington Trust Company, as Property trustee, Wilmington Trust Company, as Delaware Trustee, and Administrative Trustees	Incorporated by reference to Exhibit 4.1 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 27, 2006

4.2	Junior Subordinated Indenture, dated as of December 21, 2006, between Middlefield Banc Corp. and Wilmington Trust Company	Incorporated by reference to Exhibit 4.2 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 27, 2006

4.3	Guarantee Agreement, dated as of December 21, 2006, between Middlefield Banc Corp. and Wilmington Trust Company	Incorporated by reference to Exhibit 4.3 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 27, 2006

5	Opinion of Grady & Associates	filed herewith

10.1.0*	1999 Stock Option Plan of Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.1 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

10.1.1*	2007 Omnibus Equity Plan	Incorporated by reference to Middlefield Banc Corp.’s definitive proxy statement for the 2008 Annual Meeting of Shareholders, Appendix A, filed on April 7, 2008

10.2*	Severance Agreement between Middlefield Banc Corp. and Thomas G. Caldwell, dated January 7, 2008	Incorporated by reference to Exhibit 10.2 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.3*	Severance Agreement between Middlefield Banc Corp. and James R. Heslop, II, dated January 7, 2008	Incorporated by reference to Exhibit 10.3 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

exhibit number	description	location

10.4.0*	Severance Agreement between Middlefield Banc Corp. and Jay P. Giles, dated January 7, 2008	Incorporated by reference to Exhibit 10.4 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.1*	Severance Agreement between Middlefield Banc Corp. and Teresa M. Hetrick, dated January 7, 2008	Incorporated by reference to Exhibit 10.4.1 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.2	[reserved]

10.4.3*	Severance Agreement between Middlefield Banc Corp. and Donald L. Stacy, dated January 7, 2008	Incorporated by reference to Exhibit 10.4.3 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.4*	Severance Agreement between Middlefield Banc Corp. and Alfred F. Thompson Jr., dated January 7, 2008	Incorporated by reference to Exhibit 10.4.4 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.5	Federal Home Loan Bank of Cincinnati Agreement for Advances and Security Agreement dated September 14, 2000	Incorporated by reference to Exhibit 10.4 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

10.6*	Amended Director Retirement Agreement with Richard T. Coyne	Incorporated by reference to Exhibit 10.6 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.7*	Amended Director Retirement Agreement with Frances H. Frank	Incorporated by reference to Exhibit 10.7 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.8*	Amended Director Retirement Agreement with Thomas C. Halstead	Incorporated by reference to Exhibit 10.8 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.9*	Director Retirement Agreement with George F. Hasman	Incorporated by reference to Exhibit 10.9 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2001, filed on March 28, 2002

10.10*	Director Retirement Agreement with Donald D. Hunter	Incorporated by reference to Exhibit 10.10 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2001, filed on March 28, 2002

10.11*	Director Retirement Agreement with Martin S. Paul	Incorporated by reference to Exhibit 10.11 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2001, filed on March 28, 2002

10.12*	Amended Director Retirement Agreement with Donald E. Villers	Incorporated by reference to Exhibit 10.12 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.13*	Executive Survivor Income Agreement (aka DBO agreement [death benefit only]) with Donald L. Stacy	Incorporated by reference to Exhibit 10.14 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.14*	DBO Agreement with Jay P. Giles	Incorporated by reference to Exhibit 10.15 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.15*	DBO Agreement with Alfred F. Thompson Jr.	Incorporated by reference to Exhibit 10.16 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.16	[reserved]

10.17*	DBO Agreement with Theresa M. Hetrick	Incorporated by reference to Exhibit 10.18 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.18*	Executive Deferred Compensation Agreement with Jay P. Giles	Incorporated by reference to Exhibit 10.18 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.19*	DBO Agreement with James R. Heslop, II	Incorporated by reference to Exhibit 10.20 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.20*	DBO Agreement with Thomas G. Caldwell	Incorporated by reference to Exhibit 10.21 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

exhibit number	description	location

10.21*	Form of Indemnification Agreement with directors of Middlefield Banc Corp. and with executive officers of Middlefield Banc Corp. and The Middlefield Banking Company	Incorporated by reference to Exhibit 99.1 of Middlefield Banc Corp.’s registration statement on Form 10, Amendment No. 1, filed on June 14, 2001

10.22*	Annual Incentive Plan	Incorporated by reference to Exhibit 10.22 of Middlefield Banc Corp.’s Form 8-K Current Report filed on June 12, 2012

10.23*	Amended Executive Deferred Compensation Agreement with Thomas G. Caldwell	Incorporated by reference to Exhibit 10.23 of Middlefield Banc Corp.’s Form 8-K Current Report filed on May 9, 2008

10.24*	Amended Executive Deferred Compensation Agreement with James R. Heslop, II	Incorporated by reference to Exhibit 10.24 of Middlefield Banc Corp.’s Form 8-K Current Report filed on May 9, 2008

10.25*	Amended Executive Deferred Compensation Agreement with Donald L. Stacy	Incorporated by reference to Exhibit 10.25 of Middlefield Banc Corp.’s Form 8-K Current Report filed on May 9, 2008

10.26	Stock Purchase Agreement dated August 15, 2011 between Bank Opportunity Fund LLC and Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.26 of Middlefield Banc Corp.’s Form 8-K Current Report filed on August 18, 2011

10.26.1	Amendment 1 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated September 29, 2011)	Incorporated by reference to Exhibit 10.26.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.2	Amendment 2 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated October 20, 2011)	Incorporated by reference to Exhibit 10.26.2 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.3	Amendment 3 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated November 28, 2011)	Incorporated by reference to Exhibit 10.26.3 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.4	Amendment 4 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated December 21, 2011)	Incorporated by reference to Exhibit 10.26.4 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.5	March 21, 2012 letter agreement between Bank Opportunity Fund LLC and Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.26.5 of Middlefield Banc Corp.’s Form 8-K Current Report filed on March 27, 2012

10.26.6	Amendment 5 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated April 17, 2012)	Incorporated by reference to Exhibit 10.26.6 of Middlefield Banc Corp.’s Form 8-K Current Report filed on April 23, 2012

10.26.7	Amendment 6 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated August 23, 2012)	Incorporated by reference to Exhibit 10.26.7 of Middlefield Banc Corp.’s Form 8-K Current Report filed on August 24, 2012

10.27	[reserved]

10.28	Amended and Restated Purchaser’s Rights and Voting Agreement, dated April 17, 2012 among Bank Opportunity Fund LLC, Middlefield Banc Corp., and directors and officers of Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.28 of Middlefield Banc Corp.’s Form 8-K Current Report filed on April 23, 2012

10.28.1	Amendment of the Amended and Restated Purchaser’s Rights and Voting Agreement (amendment dated August 23, 2012)	Incorporated by reference to Exhibit 10.28.1 of Middlefield Banc Corp.’s Form 8-K Current Report filed on August 24, 2012

21	Subsidiaries of Middlefield Banc Corp.	Incorporated by reference to Exhibit 21 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 13, 2013

23.1	Consent of S.R. Snodgrass, A.C., independent auditors of Middlefield Banc Corp.	filed herewith

23.2	Consent of Grady & Associates	included in Exhibit 5

24	Power of Attorney	included on signature page

*	management contract or compensatory plan or arrangement

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on October 23, 2013.

MIDDLEFIELD BANC CORP. (Registrant)

By:	/s/ Thomas G. Caldwell
Thomas G. Caldwell President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. By signing below, each of the undersigned directors and officers of Middlefield Banc Corp. hereby authorizes and appoints Thomas G. Caldwell, President and Chief Executive Officer, James R. Heslop, II, Executive Vice President and Chief Operating Officer, and Donald L. Stacy, Treasurer and Chief Financial Officer, and each of them, as his or her agent and attorney-in-fact, each with full power to act without the other, for the purpose of making any changes or amendments necessary or desirable to this Registration Statement and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present, hereby ratifying and approving the acts of said attorneys and each of them:

/s/ Thomas G. Caldwell	October 23, 2013
Thomas G. Caldwell
President, Chief Executive Officer, and Director

/s/ Donald L. Stacy	October 23, 2013
Donald L. Stacy, Treasurer and Chief Financial Officer
(Principal accounting and financial officer)

/s/ James R. Heslop, II	October 23, 2013
James R. Heslop, II, Director, Executive Vice Presidentand Chief Operating Officer

/s/ Eric W. Hummel	October 23, 2013
Eric W. Hummel, Director

/s/ Kenneth E. Jones	October 23, 2013
Kenneth E. Jones, Director

/s/ Darryl E. Mast	October 23, 2013
Darryl E. Mast, Director

/s/ James J. McCaskey	October 23, 2013
James J. McCaskey, Director

/s/ William J. Skidmore	October 23, 2013
William J. Skidmore, Director

/s/ Joseph J. Thomas	October 23, 2013
Joseph J. Thomas, Director

/s/ Robert W. Toth	October 23, 2013
Robert W. Toth, Director

/s/ Carolyn J. Turk	October 23, 2013
Carolyn J. Turk, Director

EXHIBIT INDEX

exhibit number	description	location

3.1	Second Amended and Restated Articles of Incorporation of Middlefield Banc Corp., as amended	Incorporated by reference to Exhibit 3.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, filed on March 29, 2006

3.2	Regulations of Middlefield Banc Corp.	Incorporated by reference to Exhibit 3.2 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

4.0	Specimen stock certificate	Incorporated by reference to Exhibit 4 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

4.1	Amended and Restated Trust Agreement, dated as of December 21, 2006, between Middlefield Banc Corp., as Depositor, Wilmington Trust Company, as Property trustee, Wilmington Trust Company, as Delaware Trustee, and Administrative Trustees	Incorporated by reference to Exhibit 4.1 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 27, 2006

4.2	Junior Subordinated Indenture, dated as of December 21, 2006, between Middlefield Banc Corp. and Wilmington Trust Company	Incorporated by reference to Exhibit 4.2 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 27, 2006

4.3	Guarantee Agreement, dated as of December 21, 2006, between Middlefield Banc Corp. and Wilmington Trust Company	Incorporated by reference to Exhibit 4.3 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 27, 2006

5	Opinion of Grady & Associates	filed herewith

10.1.0*	1999 Stock Option Plan of Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.1 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

10.1.1*	2007 Omnibus Equity Plan	Incorporated by reference to Middlefield Banc Corp.’s definitive proxy statement for the 2008 Annual Meeting of Shareholders, Appendix A, filed on April 7, 2008

10.2*	Severance Agreement between Middlefield Banc Corp. and Thomas G. Caldwell, dated January 7, 2008	Incorporated by reference to Exhibit 10.2 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.3*	Severance Agreement between Middlefield Banc Corp. and James R. Heslop, II, dated January 7, 2008	Incorporated by reference to Exhibit 10.3 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.0*	Severance Agreement between Middlefield Banc Corp. and Jay P. Giles, dated January 7, 2008	Incorporated by reference to Exhibit 10.4 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.1*	Severance Agreement between Middlefield Banc Corp. and Teresa M. Hetrick, dated January 7, 2008	Incorporated by reference to Exhibit 10.4.1 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.2	[reserved]

10.4.3*	Severance Agreement between Middlefield Banc Corp. and Donald L. Stacy, dated January 7, 2008	Incorporated by reference to Exhibit 10.4.3 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.4.4*	Severance Agreement between Middlefield Banc Corp. and Alfred F. Thompson Jr., dated January 7, 2008	Incorporated by reference to Exhibit 10.4.4 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.5	Federal Home Loan Bank of Cincinnati Agreement for Advances and Security Agreement dated September 14, 2000	Incorporated by reference to Exhibit 10.4 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

10.6*	Amended Director Retirement Agreement with Richard T. Coyne	Incorporated by reference to Exhibit 10.6 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.7*	Amended Director Retirement Agreement with Frances H. Frank	Incorporated by reference to Exhibit 10.7 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.8*	Amended Director Retirement Agreement with Thomas C. Halstead	Incorporated by reference to Exhibit 10.8 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.9*	Director Retirement Agreement with George F. Hasman	Incorporated by reference to Exhibit 10.9 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2001, filed on March 28, 2002

10.10*	Director Retirement Agreement with Donald D. Hunter	Incorporated by reference to Exhibit 10.10 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2001, filed on March 28, 2002

exhibit number	description	location

10.11*	Director Retirement Agreement with Martin S. Paul	Incorporated by reference to Exhibit 10.11 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2001, filed on March 28, 2002

10.12*	Amended Director Retirement Agreement with Donald E. Villers	Incorporated by reference to Exhibit 10.12 of Middlefield Banc Corp.’s Form 8-K Current Report filed on January 9, 2008

10.13*	Executive Survivor Income Agreement (aka DBO agreement [death benefit only]) with Donald L. Stacy	Incorporated by reference to Exhibit 10.14 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.14*	DBO Agreement with Jay P. Giles	Incorporated by reference to Exhibit 10.15 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.15*	DBO Agreement with Alfred F. Thompson Jr.	Incorporated by reference to Exhibit 10.16 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.16	[reserved]

10.17*	DBO Agreement with Theresa M. Hetrick	Incorporated by reference to Exhibit 10.18 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.18*	Executive Deferred Compensation Agreement with Jay P. Giles	Incorporated by reference to Exhibit 10.18 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.19*	DBO Agreement with James R. Heslop, II	Incorporated by reference to Exhibit 10.20 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.20*	DBO Agreement with Thomas G. Caldwell	Incorporated by reference to Exhibit 10.21 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2003, filed on March 30, 2004

10.21*	Form of Indemnification Agreement with directors of Middlefield Banc Corp. and with executive officers of Middlefield Banc Corp. and The Middlefield Banking Company	Incorporated by reference to Exhibit 99.1 of Middlefield Banc Corp.’s registration statement on Form 10, Amendment No. 1, filed on June 14, 2001

10.22*	Annual Incentive Plan	Incorporated by reference to Exhibit 10.22 of Middlefield Banc Corp.’s Form 8-K Current Report filed on June 12, 2012

10.23*	Amended Executive Deferred Compensation Agreement with Thomas G. Caldwell	Incorporated by reference to Exhibit 10.23 of Middlefield Banc Corp.’s Form 8-K Current Report filed on May 9, 2008

10.24*	Amended Executive Deferred Compensation Agreement with James R. Heslop, II	Incorporated by reference to Exhibit 10.24 of Middlefield Banc Corp.’s Form 8-K Current Report filed on May 9, 2008

10.25*	Amended Executive Deferred Compensation Agreement with Donald L. Stacy	Incorporated by reference to Exhibit 10.25 of Middlefield Banc Corp.’s Form 8-K Current Report filed on May 9, 2008

10.26	Stock Purchase Agreement dated August 15, 2011 between Bank Opportunity Fund LLC and Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.26 of Middlefield Banc Corp.’s Form 8-K Current Report filed on August 18, 2011

10.26.1	Amendment 1 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated September 29, 2011)	Incorporated by reference to Exhibit 10.26.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.2	Amendment 2 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated October 20, 2011)	Incorporated by reference to Exhibit 10.26.2 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.3	Amendment 3 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated November 28, 2011)	Incorporated by reference to Exhibit 10.26.3 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

exhibit number	description	location

10.26.4	Amendment 4 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated December 21, 2011)	Incorporated by reference to Exhibit 10.26.4 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Year Ended December 31, 2011, filed on March 20, 2012

10.26.5	March 21, 2012 letter agreement between Bank Opportunity Fund LLC and Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.26.5 of Middlefield Banc Corp.’s Form 8-K Current Report filed on March 27, 2012

10.26.6	Amendment 5 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated April 17, 2012)	Incorporated by reference to Exhibit 10.26.6 of Middlefield Banc Corp.’s Form 8-K Current Report filed on April 23, 2012

10.26.7	Amendment 6 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated August 23, 2012)	Incorporated by reference to Exhibit 10.26.7 of Middlefield Banc Corp.’s Form 8-K Current Report filed on August 24, 2012

10.27	[reserved]

10.28	Amended and Restated Purchaser’s Rights and Voting Agreement, dated April 17, 2012 among Bank Opportunity Fund LLC, Middlefield Banc Corp., and directors and officers of Middlefield Banc Corp.	Incorporated by reference to Exhibit 10.28 of Middlefield Banc Corp.’s Form 8-K Current Report filed on April 23, 2012

10.28.1	Amendment of the Amended and Restated Purchaser’s Rights and Voting Agreement (amendment dated August 23, 2012)	Incorporated by reference to Exhibit 10.28.1 of Middlefield Banc Corp.’s Form 8-K Current Report filed on August 24, 2012

21	Subsidiaries of Middlefield Banc Corp.	Incorporated by reference to Exhibit 21 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 13, 2013

23.1	Consent of S.R. Snodgrass, A.C., independent auditors of Middlefield Banc Corp.	filed herewith

23.2	Consent of Grady & Associates	included in Exhibit 5

24	Power of Attorney	included on signature page

*	management contract or compensatory plan or arrangement